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                                                                     EXHIBIT 5.1


                  OPINION OF ORRICK, HERRINGTON & SUTCLIFFE LLP

[ORRICK LOGO]                                 ORRICK, HERRINGTON & SUTCLIFFE LLP
                                              1000 MARSH ROAD
                                              MENLO PARK, CA  94025

                                              tel  650-614-7400
                                              fax  650-614-7401

                                              WWW.ORRICK.COM





                                November 6, 2001


ESS Technology, Inc.
48401 Fremont Boulevard
Fremont, California 94538


                  Re:      ESS Technology, Inc.
                           Registration Statement on Form S-8

Ladies and Gentlemen:

                  At your request, we are rendering this opinion in connection with the Registration Statement on Form S-8 (the "Registration Statement") filed by you with the Securities and Exchange Commission (the "Commission") on or about November 6, 2001 in connection with the registration under the Securities Act of 1933, as amended, of a total of 5,800,000 shares of your Common Stock (the "Common Shares") reserved for issuance under the ESS Technology, Inc. 1995 Employee Stock Purchase Plan, the ESS Technology, Inc. 1997 Equity Incentive Plan and the ESS Technology, Inc. 1995 Directors' Plan.

                  We have examined instruments, documents, and records which we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; and
(c) the truth, accuracy, and completeness of the information, representations, and warranties contained in the records, documents, instruments, and certificates we have reviewed.

                  Based on such examination, we are of the opinion that the Common Shares, when issued and sold as described in the Registration Statement, will be legally issued, fully paid and nonassessable.

                  We hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement and to the use of our name wherever it appears in said Registration Statement, including the Prospectus constituting a part thereof, as originally filed or as subsequently amended or supplemented. In giving such consent, we do not consider that we are
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"experts" within the meaning of such term as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

                                          Very truly yours,


                                          /s/ ORRICK, HERRINGTON & SUTCLIFFE LLP